Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of INDOOR HARVEST CORP (the “Company”) on Form 10-Q for the period ended June 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Chad Sykes, principal financial officer and principal accounting officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 20, 2018

/s/ Chad Sykes
Chad Sykes Principal financial officer and principal accounting officer
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Indoor Harvest Corp and will be retained by Indoor Harvest Corp and furnished to the Securities and Exchange Commission or its staff upon request.